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                                                                      EXHIBIT 15

June 16, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 5, 2003 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended March 31, 2003 included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP